The Toro Company 8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196 #952/888-8801 #FAX 952/887-8258

Investor Relations		Media Relations	Web Site
Stephen P. Wolfe Vice President, CFO (952) 887-8076	Stephen D. Keating Director, Investor Relations (952) 887-8526	Connie Hawkinson Toro Media Relations (952) 887-8984, pr@toro.com	www.thetorocompany.com

TORO FIRST QUARTER RESULTS TO EXCEED EARLIER GUIDANCE
Company Expects First Quarter Net Earnings Per Diluted Share of $0.34 to $0.36.

BLOOMINGTON, Minn. (Feb. 12, 2004) — The Toro Company (NYSE: TTC) said today that it expects earnings for its fiscal first quarter ended January 30, 2004 to range from $0.34 to $0.36 per diluted share, on stronger than expected sales and improved operating performance. The company had earlier forecast fiscal 2004 first quarter net earnings of $0.15 to $0.20 per diluted share.

     In the comparable fiscal 2003 period, Toro reported $0.27 per diluted share which included a one-time gain of $0.08 resulting from a legal settlement.

     Kendrick B. Melrose, The Toro Company Chairman and Chief Executive Officer, said the company’s fiscal 2004 first quarter results benefited from stronger than expected sales across some businesses, improved operating performance resulting from continued momentum of the company’s ‘5 by Five’ profit improvement initiative, in addition to the beneficial impact of one-time items and timing of certain planned expenses.

     The company plans to report its fiscal 2004 first quarter results on February 24, before the start of New York Stock Exchange trading, and will provide further commentary on its first quarter performance and fiscal 2004 outlook at that time. A live webcast and replay of the conference call will be available at www.thetorocompany.com/invest or at www.streetevents.com.

     The Toro Company is a leading worldwide provider of outdoor maintenance and beautification products for home, recreation and commercial landscapes.

-more-

2—Toro Expects First Quarter Results to Exceed Guidance

Safe Harbor

Statements made in this news release, which are forward-looking, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These uncertainties include factors that affect all businesses operating in a global market as well as matters specific to Toro. Particular risks and uncertainties facing the company’s overall financial position at the present include the threat of further terrorist acts and war, which may result in contraction of the U.S. and worldwide economies; slow growth rate in global and domestic economies, resulting in rising unemployment and weakened consumer confidence; our ability to achieve the goals for the ‘6+8’ growth and profit improvement program which is intended to improve our revenue growth and after-tax return on sales; the company’s ability to achieve sales growth and low double-digit diluted earnings per share growth in fiscal 2004; unforeseen product quality problems in the development and production of new and existing products; potential issues with moving production between facilities; continued slow growth in the rate of new golf course construction or existing golf course renovations; increased dependence on The Home Depot as a customer for the residential segment; reduced government spending for grounds maintenance equipment due to reduced tax revenue and tighter government budgets; elimination of shelf space for our products at retailers; changes in raw material costs, including higher oil, steel, and aluminum prices; financial viability of distributors and dealers; market acceptance of existing and new products; and increased and adverse changes in currency exchange rates or raw material commodity prices and the costs we incur in providing price support to international customers and suppliers. In addition to the factors set forth in this paragraph, market, economic, financial, competitive, weather, production and other factors identified in Toro’s quarterly and annual reports filed with the Securities and Exchange Commission, could affect the forward-looking statements in this press release. Toro undertakes no obligation to update forward-looking statements made in this release to reflect events or circumstances after the date of this statement.

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